                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549



                              FORM 8-K


                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                              May 30, 1997



                         MEDICAL RESOURCES, INC.

          (Exact name of registrant as specified in its charter)



               Delaware             0-20440             13-3584552

       (State or other     (Commission            (I.R.S. Employer
       jurisdiction)     File Number)           Identification No.)


               155 State Street, Hackensack, New Jersey       07601

      (Address of principal executive offices)           (Zip Code)



 Registrant's telephone number, including area code (201) 488-6230

                                      N/A

     (Former name and former address, if changed since last report)

Item 5.  Other Events.

          On May 30, 1997, Medical Resources, Inc., a Delaware corporation (the "Registrant"), through its indirect wholly-owned subsidiary, MRI Capstone Resources, Inc. ("Capstone Sub"), consummated the acquisition (the "Capstone Acquisition") of (i) substantially all of the Business Assets of Capstone Management Group, Inc. ("CMG") with respect to four diagnostic imaging centers located respectively in Baltimore, Maryland, Parlin, New Jersey, Springfield, Pennsylvania and Langhorne, Pennsylvania; (ii) the rights of CMG to manage and operate two diagnostic imaging centers located respectively in Ocala, Florida and Monticello, Arkansas;
(iii) certain membership interests owned by CMG in an Ohio limited liability company that owns and operates one diagnostic imaging center located in Centerville, Ohio; (iv) certain general partnership interests and limited partnership interests owned by CMG in a Pennsylvania limited partnership that owns and operates one diagnostic imaging center located in Philadelphia, Pennsylvania; (v) certain general partnership interests owned by CMG in a Pennsylvania limited partnership that owns and operates one diagnostic imaging center located in Broomall, Pennsylvania;
(vi) certain general partnership interests owned by Albany MRI Management, Inc. ("Albany") in a New York limited partnership that owns and operates one diagnostic imaging center located in Albany, New York; (vii) certain general partnership interests owned by Bensalem MRI Management, Inc. ("Bensalem") in a Pennsylvania limited partnership that owns and operates one diagnostic imaging center located in Trevose, Pennsylvania and (viii) certain general partnership interests owned by Syracuse MRI Management, Inc. ("Syracuse", and collectively with CMG, Albany and Bensalem, the "Capstone Sellers") in a New York limited partnership that owns and operates one diagnostic imaging center located in Syracuse, New York. The Capstone Acquisition was consummated pursuant to an Asset Purchase Agreement (the "Capstone Agreement"), dated as of May 9, 1997, by and among the Registrant, Capstone Sub, the Capstone Sellers, James A. Domesek, M.D., Robert D. Baca, Lynne A. Fox, Robert Maskulyak, Darryl Johnson, John Wisdo and Christine Rawski. Pursuant to the Capstone Agreement, Capstone Sub acquired substantially all of the business assets, rights to manage, membership interests and partnership interests owned by the Capstone Sellers for $5,000,000 in cash and 397,204 shares of the Registrant's common stock, $0.01 par value.

Item 7.   Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

     The Registrant anticipates filing certain financial statements complying with Rule 3-05(b)(2)(ii) of Regulation S-X, insofar as the Registrant has acquired individually insignificant businesses since December 31, 1996, which when considered together with the acquisition of the businesses described in Item 5 herein, exceeds certain financial thresholds.

(b)  Pro Forma Financial Information.

     The Registrant anticipates filing certain pro forma financial information complying with Rule 3-05(b)(3) of Regulation S-X, insofar as the Registrant has acquired individually insignificant businesses since December 31, 1996, which when considered together with the acquisition of the businesses described in Item 5 herein, exceeds certain financial thresholds.

(c)       Exhibits.

Exhibit No.    Description

99(a) Asset Purchase Agreement, dated as of May 9, 1997, between Capstone Management Group, Inc., Albany MRI Management, Inc., Bensalem MRI Management, Inc., Syracuse MRI Management, Inc., James M. Domesek, M.D., Robert D. Baca, Lynne A. Fox, Robert Maskulyak, Darryl Johnson, John Wisdo, Christine Rawski, MRI Capstone Resources, Inc. and the Registrant.

99(b)          Press Release issued May 30, 1997.

                    SIGNATURES



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


               MEDICAL RESOURCES, INC.



               By:     /s/ John P. O'Malley III
               ------------------------------------
               Name:   John P. O'Malley III
               Title:  Executive Vice President - Finance


Dated:  June 12, 1997

98207

<ex.99(a)>
                         EXECUTION COPY



                    ASSET PURCHASE AGREEMENT


          AGREEMENT, dated as of May 9, 1997, between CAPSTONE MANAGEMENT GROUP, INC., a Pennsylvania corporation ("Capstone"), ALBANY MRI MANAGEMENT, INC., a Delaware corporation ("Albany") BENSALEM MRI MANAGEMENT, INC., a Delaware corporation ("Bensalem"), SYRACUSE MRI MANAGEMENT, INC., a Delaware corporation ("Syracuse" and collectively with Albany, Bensalem and Pennsylvania, "Affiliates", and together with Capstone, "Sellers"), each with a mailing address at 4622 Street Road, Trevose, Pennsylvania 19053, James M. Domesek, M.D. ("Domesek"), Robert D. Baca ("Baca"), Lynne
A. Fox ("Fox", and collectively with Domesek and Baca, the "Majority Stockholders"), Robert Maskulyak ("Maskulyak"), Darryl Johnson ("Johnson"), John Wisdo ("Wisdo"), Christine Rawski ("Rawski", and collectively with Maskulyak, Johnson Wisdo and the Majority Stockholders, the "Stockholders"), MRI CAPSTONE RESOURCES, INC., a Delaware corporation with a mailing address at 155 State Street, Hackensack, New Jersey 07601 ("Buyer") and solely with respect to Sections 1.3 and 1.8 and Articles 3, 6, 8 and 9 hereof, Medical Resources, Inc., a Delaware corporation ("MRI").

                         WITNESSETH:

          WHEREAS, Capstone has entered into an agreement with U.S. Radiology Associates, P.C., a Florida professional services corporation ("USRA") respecting a Radiology Services Agreement (the "Advanced Agreement"), dated August 28, 1996 between USRA and Advanced Imaging Center, Inc. providing for radiology services at Advanced Imaging Center, located at 2300 S.E. 17th Street, Suite 302, Ocala, FL 34471 ("Advanced Center"); and

          WHEREAS, Capstone has entered into an agreement with USRA respecting an Agreement (the "Arkansas Agreement"), dated December 26, 1995, between USRA and Drew Memorial Hospital providing for radiology services at Drew Memorial Hospital, located at c/o Bishop Neurological Clinic, 771 H.L. Ross Drive, Monticello, AR 71655 ("Arkansas Center"); and

          WHEREAS, Capstone owns and operates the following imaging centers: Baltimore Open MRI, located at 40 S. Eutaw Street, Baltimore, MD 21201 ("Baltimore Center"); Parlin Diagnostic Center, located at 236 Ernston Road, Parlin, N.J. 08859 ("Parlin Center"); Springfield Diagnostic Imaging Center, located at 891 Baltimore Pike, Springfield PA 19064 ("Springfield Center"); and Oxford Valley Imaging Center, located at 330 Middletown Blvd., Langhorne, PA 19047 ("Langhorne Center"); and

          WHEREAS, Capstone owns ninety (90%) percent of the outstanding membership interests in Dayton Open MRI Ltd. ("Dayton L.L.C."), an Ohio limited liability corporation which owns and operates an imaging center d/b/a Dayton Open MRI Center, located at 2591 Miamisburg Centersville, Road, Centerville OH 45459 ("Dayton Center"); and

          WHEREAS, Capstone owns forty-eight (48%) percent of the outstanding partnership interests in, and is the general partner of, Callowhill Open MRI, L.P. ("Callowhill L.P.") a Pennsylvania limited partnership which owns and operates an imaging center d/b/a Callowhill Open MRI Center, located at 417 N. 8th Street, Suite 501, Philadelphia, PA 19123 ("Callowhill Center"); and

          WHEREAS, Capstone owns thirty (30%) percent of the outstanding partnership interests in, and is the general partner of, Haverford Open MRI Associates, L.P. ("Haverford L.P."), a Pennsylvania limited partnership which owns and operates an imaging center d/b/a Mainline Open MRI Center, located at 590 Reed Road, Suite 2, Broomall, PA 19008 ("Mainline Center"); and

          WHEREAS, Albany, a corporation wholly owned by Domesek, owns sixty-two and one-half (62.5%) percent of the outstanding partnership interests in Albany MRI Open, L.P. ("Albany L.P."), a Delaware limited partnership which owns and operates an imaging center d/b/a Albany Open MRI Center, located at 199 Wolf Road, Albany NY 12205 ("Albany Center"); and

          WHEREAS, Syracuse, a corporation wholly owned by Domesek, owns sixty-two and one-half (62.5%) percent of the outstanding partnership interests in Syracuse Open MRI, L.P. ("Syracuse L.P."), a Delaware limited partnership which owns and operates an imaging center d/b/a Syracuse Open MRI Center, located at 1226 East Water Street, Syracuse NY 13210 ("Syracuse Center"); and

          WHEREAS, Albany is the general partner of Albany L.P., and Syracuse is the general partner of Syracuse L.P., and

          WHEREAS, Bensalem, a corporation wholly owned by Domesek owns fifty-one (51%) percent of the outstanding partnership interests in, and is the general partner of, Bensalem Open MRI, L.P. ("Bensalem L.P.", and collectively with Callowhill L.P., Haverford L.P., Pennsylvania L.P., Albany L.P. and Syracuse L.P., the "Limited Partnership Affiliates"), a Pennsylvania limited partnership which owns and operates an imaging center d/b/a Bensalem Open MRI Center, located at 4630 Street Road, Trevose, PA, 19053 ("Bensalem Center", and collectively with Advanced Center, Arkansas Center, Baltimore Center, Springfield Center, Langhorne Center, Dayton Center, Callowhill Center, Mainline Center, Albany Center, Syracuse Center, Parlin Center, the "Centers"); and

          WHEREAS, Sellers, as set forth in the preceding introductory clauses, own or have the right to use certain of the assets, properties, business and goodwill relating to the Centers
(the "Business"); and

          WHEREAS, Buyer desires to acquire the Business and substantially all of the properties and assets of Sellers used or held for use in connection with the Business, and Sellers desire to sell the Business and transfer such properties and assets to Buyer, upon the terms and subject to the conditions hereinafter set forth; and

          WHEREAS, the Stockholders own the outstanding common stock of Capstone, and Domesek owns all of the outstanding common stock of each Affiliate.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, Sellers, Stockholders, Buyer and MRI agree as follows:


                         ARTICLE 1.

               SALE OF ASSETS AND PURCHASE PRICE

          1.1 Sale and Purchase of Assets. On the basis of the representations, warranties, covenants and agreements contained in this Agreement and subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.2 hereof), Sellers shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Sellers, free and clear of all Liens (as defined in Section 2.5(b) hereof) except as otherwise contemplated by Section 2.5(b) hereof, all of the assets of the Business associated with the Centers, other than the assets listed on Schedule 1.1 (the "Excluded Assets" which term shall include all of the issued and outstanding capital stock of each Affiliate and cash of Sellers, other than cash at or attributable to the Langhorne Center and the Dayton Center (which such cash at or attributable to the Langhorne Center and the Dayton Center is hereinafter referred to as the "Included Cash")), including, without limitation, all machinery, real property interests, equipment and furnishings used or held for use exclusively or primarily in the Business, as set forth on Schedule 2.5(A) hereto (the Business and all of the foregoing, excepting only the Excluded Assets, being hereinafter referred to as the "Purchased Assets"). As used herein, the term "Purchased Assets" shall also include, without limitation of the foregoing:

          (a) all warranties and claims or potential claims against Sellers' suppliers or lessors with respect to any assets included in the Purchased Assets to the extent said warranties and claims may be assignable; and

          (b) all names, trademarks, contractual rights, telephone numbers, Licenses (as defined in Section 2.6), books and records, business and good will of each Seller relating to the Business and the Purchased Assets; and

          (c) all of Sellers' accounts receivable arising out of services performed by Sellers on or prior to the business day immediately preceding the Closing Date at the Center (including any related claims in respect of the collection thereof) (the "Accounts Receivable") and all collections with respect thereto (to the extent that Sellers are prohibited from assigning certain Accounts Receivable to Buyer, Buyer shall be entitled to the benefit of the bargain by receiving all collections with respect thereto); and

          (d) the rights to any and all contracts and agreements (the "Assumed Contracts") which Buyer elects to assume and have the Sellers assign to it (including, without limitation, (i) the rights to any payments or fees (management or otherwise) relating to each of the Advanced Agreement and the Arkansas Agreement and (ii) all of the rights and obligations under the Agreements For Sale of Real Estate between 402 Courtyard Associates and Capstone and 401 Courtyard Associates and Capstone) by notifying Sellers in writing and identifying such contracts and agreements no less than five business days prior to Closing (any agreement not so identified by Buyer shall be retained by Sellers and no obligation thereof will be assumed by Buyer); and

          (e) to the extent owned by Capstone, all of the issued and outstanding membership interests of Dayton L.L.C.;

          (f) to the extent owned by any Seller, all of the outstanding partnership interests (both general and limited) of each Limited Partnership Affiliate;

          (g)  the Included Cash; and

          (h)  in addition, as an integral part of the Purchased
Assets and which Buyer is relying on in entering into this Agreement, the restrictive agreements that Sellers and Stockholders shall herein agree to in Article 8.

          1.2 Closing Date. The purchase and sale of the Business and the Purchased Assets (the "Closing") shall take place on April 30, 1997 at the offices of Werbel & Carnelutti, 711 Fifth Avenue, New York, New York 10022 at 10:00 a.m. New York City time or as soon thereafter as all of the conditions specified in Articles 5 and 6 of this Agreement shall be satisfied or waived, or at such other place or time or on such other date as Sellers and Buyer may agree upon in writing (such date and time being hereinafter called the "Closing Date").

          1.3  (a)  Purchase Price.  As consideration for the
Purchased Assets, Buyer shall pay to or as directed in writing by Sellers $10,000,000 (the "Purchase Price") (subject to adjustment pursuant to clause (b) below) as follows:

               (i) $5,000,000 to Sellers in cash by bank check, certified check, cashier's check or wire transfer as instructed by Sellers on the Closing Date, (the "Closing Date Amount"); and

               (ii) Buyer shall deliver to Sellers on the Closing Date a stock certificate evidencing the number of shares (the "Closing Shares") of common stock of MRI (the "MRI Common Stock"), par value $.01 per share, which equals the quotient obtained by dividing $5,000,000 by the Market Value (as defined in Section 10.15) of the MRI Common Stock on the trading day immediately preceding the date of this Agreement, provided, however, that if the Closing Shares are not registered with the Securities and Exchange Commission (the "SEC") in accordance with Section 1.8 hereof by September 1, 1997, Buyer shall, at Sellers' option, buy back from Sellers on September 2, 1997, in cash by wire transfer as instructed by Capstone by the close of business on September 2, 1997, the number of Closing Shares as specified in writing by Sellers (the "September Closing Shares"), which number of September Closing Shares so specified shall in no event be greater than a fraction, the numerator of which is $1,000,000 and the denominator of which is the Market Value of the MRI Common Stock on the trading day immediately preceding September 1, 1997, for an amount equal to the Market Value of the MRI Common Stock as of the trading day immediately preceding September 1, 1997 times the number of September Closing Shares so bought back (for purposes of this Agreement, the term "Remaining Closing Shares" shall mean the number of shares of MRI Common Stock held by Sellers equal to the number of Closing Shares less the number of September Closing Shares); provided, further, however, that if the Remaining Closing Shares are not so registered by October 31, 1997, Buyer shall, at Sellers' option, buy back from Sellers on November 3, 1997, in cash by wire transfer as instructed by Capstone by the close of business on November 3, 1997, the number of Remaining Closing Shares as specified in writing by Sellers, for an amount equal to the Market Value of the MRI Common Stock as the trading day immediately preceding November 3, 1997 times the number of Remaining Closing Shares so bought back.

          (b)  Post Closing Date Adjustments.

          Buyer shall pay to Sellers an additional amount (the "Capstone Consideration") based upon the Profits of the Business acquired by Buyer for all of the Centers and the Limited Partnership Affiliates as well as, if acquired by Buyer, Swathmore MRI Associates (the "Acquired Business"). The Capstone Consideration shall be an amount equal to (A) four (4) times the Profits of the Acquired Business for the twelve-month period commencing on July 1, 1997 and ending on June 30, 1998 (the "Acquired Earnout Period") in excess of $2,000,000 less, and in the event that Buyer acquires from Swathmore MRI Associates through the direct efforts of Capstone the business assets of the diagnostic imaging facility located in Swathmore, Pennsylvania,
(B) $1,000,000. Buyer shall provide Sellers, within ninety (90) days following the last day of the Acquired Business Earnout Period, a written calculation (the "Capstone Consideration Calculation") of the Capstone Consideration (computed in accordance with the books and records of the Business and certified as true and correct by the Chief Financial Officer of Buyer). Subject to
Section 1.3(e) hereof, the Capstone Consideration, if any, shall be payable within ten (10) business days after receipt by Sellers of the Capstone Consideration Calculation as follows: (a) a payment to Sellers in cash by wire transfer or certified check of an amount equal to one-half of the total Capstone Consideration and (b) by delivery to Sellers of a stock certificate evidencing the number of shares of MRI Common Stock (the "Capstone Shares") equal to the quotient obtained by dividing an amount equal to one-half of the total Capstone Consideration by the Market Value of the MRI Common Stock as of the trading day immediately preceding June 30, 1998.

          (c) "Profits" shall mean the Accrual Based Profits of Buyer before taxes, plus depreciation and amortization of Buyer's tangible assets, less Buyer's principal payments and other debt service, net working capital funded by MRI or its Affiliates, leasehold improvements and other capital expenditures (which in the case of medical equipment and the costs relating to the installation of such medical equipment, shall include only the amortized portion thereof based on a straightline five-year life). "Accrual Based Profits" with respect to the Acquired Business shall mean the net income of Buyer, less deductions for direct general and administrative overhead allocations incurred in the ordinary course of business consistent with MRI's current practice relating to its other diagnostic imaging centers, determined in accordance with generally accepted accounting principles and as set forth in the calculations prepared by Buyer, which such allocations shall in no event exceed $300,000.

          (d) Allocation of Purchase Price. Sellers and Buyer agree to allocate the Purchase Price in accordance with IRC Section 1060. Such allocation shall be agreed to by Sellers and Buyer prior to the Closing Date. In addition, Sellers and Buyer hereby agree to file timely any information that may be required to be filed pursuant to Treasury Regulations promulgated under IRC
Section 1060. Notwithstanding the foregoing, an allocation of forty percent (40%) of the total Purchase Price shall be made to the restrictive agreements set forth in Article 8 hereof - thirty-three percent (33%) to the Stockholders and seven percent (7%) to Sellers.

          (e) Right to Audit. Capstone will notify Buyer of any objection to the calculation of the Capstone Consideration Calculation, within fifteen (15) days of receipt of any such calculation. The failure by Capstone to provide Buyer with notice of such objection within such fifteen 15-day period shall be deemed an acceptance by Capstone of any such calculation. Any controversy among Capstone and Buyer relating to the calculation of the Capstone Consideration Calculation pursuant to the provisions of this Section 1.3, shall be resolved by presenting the dispute for review by a "Big Six" accounting firm or other firm of certified public accountants mutually agreed upon by Capstone and Buyer.
Such accounting review shall be only of such scope as shall be necessary, in the opinion of the selected firm of accountants, to resolve such dispute and the decision of such firm shall be final and binding on Capstone and Buyer. Capstone and Buyer agree to provide any books and records in their possession which, in the opinion of such firm, is necessary for their review. Any such review shall be at the expense of Capstone; provided, however, that if such review discloses a shortage in the Capstone Consideration Calculation in excess of five percent (5%), then within ten (10) days of written notice from Capstone informing Buyer of said shortage and the cost of such review, Buyer shall make full payment to Sellers of the review costs. Any review hereunder shall be final and if such review discloses a shortage in appropriate payment, then Buyer shall pay to Seller, or if such review discloses an excess of appropriate payment, then Sellers shall pay to Buyer, in either case, within ten (10) days of the review, the amount of such shortage or excess, as appropriate.

          1.4 Liabilities. Buyer shall not assume or be bound by any duties, responsibilities, obligations or liabilities of Sellers, the Stockholders, the Business or any Center of any kind or nature, known, unknown, contingent or otherwise (including, without limitation, any benefit plan maintained by Buyer, any trade payables or any professional fees), except as specifically set forth on Schedule 1.4 annexed hereto, which Schedule is intended to reflect all liabilities of Sellers incurred in the ordinary course of business. Such liabilities retained by Sellers and Stockholders are herein referred to as "Retained Liabilities" and such liabilities expressly assumed by Buyer in Schedule 1.4 are herein referred to as "Assumed Liabilities." Sellers and Stockholders hereby agree to indemnify and hold Buyer harmless against all Retained Liabilities. Notwithstanding anything to the contrary contained in this Agreement, solely with respect to the operations of the Business in the ordinary course, Buyer shall assume the liabilities for payables incurred prior to the Closing, which payables could not reasonably be expected to be listed on Schedule
1.4 hereto (i.e. because an invoice requesting payment for such payable had not yet been received), and provided that such payables are of the same or similar level as the payables listed on Schedule
4.2 hereto.

          1.5  Additional Closing Date Deliveries and Actions.

          (a) On the Closing Date, Sellers shall (i) deliver, or execute and deliver, to Buyer (w) a Bill of Sale, Assignment and Assumption Agreement in substantially the form annexed hereto as Exhibit A with respect to the Purchased Assets, (x) all evidences of consent, waiver or approval obtained by Sellers in respect of the Purchased Assets or the consummation of the transactions contemplated by this Agreement, (y) all of the documents, instruments and opinions contemplated to be delivered by Sellers to Buyer on the Closing Date pursuant to Article 5 hereof, and (z) all such other bills of sale, assignments and other instruments of transfer or conveyances as Buyer may reasonably request or as may otherwise be necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer and the retention by Sellers and the Stockholders of the Retained Liabilities and (ii) take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession and control and provide Buyer with the benefits of the Purchased Assets and the Business. All of the documents described in (w) through (z) hereof are hereinafter referred to as "Sellers' Closing Documents".

          (b) On the Closing Date, Buyer shall (i) deliver, or execute and deliver, to Sellers (x) the Closing Date Amount, (y) a Bill of Sale, Assignment and Assumption Agreement in substantially the form annexed hereto as Exhibit A with respect to the Purchased Assets, and (z) all of the documents, instruments and opinions contemplated to be delivered by Buyer to Sellers on the Closing Date pursuant to Article 6 hereof, and (ii) take all steps and actions as may be reasonably necessary to effectuate the transactions contemplated hereby. All of the documents described in (x) through (z) hereof are hereinafter referred to as "Buyer's Closing Documents" and, collectively with Sellers' Closing Documents, the "Closing Documents".

          1.6 Consents, Waivers and Further Assurances. (a) From time to time following the Closing, Sellers shall execute and deliver, or cause to be executed and delivered to Buyer such other instruments of assignment, conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary more effectively to convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets.

          (b) With respect to any properties or assets sold hereunder that cannot be physically delivered to Buyer because they are in the possession of third parties, or otherwise, Sellers and Stockholders shall give irrevocable instructions to the party in possession thereof, if such be the case, with copies to Buyer, that all right, title, and interest therein have been vested in Buyer and that the same are to be held for Buyers' exclusive use and benefit and the parties shall take whatever actions are deemed reasonable and necessary to convey the benefits of Purchased Assets to Buyer.

          1.7 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing Date: (a) by the mutual written agreement of Buyer and Sellers; or (b) by Buyer or Sellers in the event of any material breach by the other party of any of its agreements, representations or warranties contained herein; or (c) subject to the provisions of Section 4.3 hereof, by either Buyer or Sellers if the Closing has not occurred on or before June 30, 1997 (provided, however, that if the party seeking to terminate this Agreement pursuant to this clause (c) has failed to use good faith and best efforts to bring about the Closing, that party shall not have the right to terminate the Agreement pursuant to this clause), or such later date as may be agreed upon in writing by Sellers and Buyer or may result from the operation of the provisions of Section
4.3 (the "Termination Date"). Notwithstanding any such termination, the provisions of Section 8.1 of this Agreement shall remain in full force and effect and no such termination shall be deemed to constitute a release or waiver by either party of any claim against the other party hereto based on any breach by such party of its agreements or its representations and warranties contained herein.

          1.8 Registration of MRI Common Stock. (a) At any time during the one-year following (i) the Closing Date and (ii) the date immediately following receipt by Sellers of the Capstone Consideration Calculation, when MRI proposes to file a registration statement (other than a registration statement on Form S-8 or Form S-4, or their successor forms) with the SEC, it will, prior to such filing, give written notice to Sellers of its intention to do so and, upon the written request of Sellers given within five (5) days after MRI provides such notice (which request shall state the intended method of disposition of any such shares of MRI Common Stock issued hereunder (the "Registration Shares"), MRI shall use its best efforts to cause all Registration Shares that MRI has been requested by Sellers to register under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of Sellers; provided that MRI shall have the right to postpone or withdraw any registration effected pursuant to this
Section 1.8 without obligation to the Sellers.

               (b)  In connection with any offering under this
Section 1.8 involving an underwriting, MRI shall not be required to include any Registration Shares in such offering unless the holders thereof accept the terms of the underwriting as agreed upon between MRI and the underwriters selected by it (provided that such terms must be consistent with this Asset Purchase Agreement), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by MRI. If in the opinion of the managing underwriter, the registration of all, or part of, the Registration Shares that the Sellers has requested to be included would materially and adversely affect such public offering, then MRI shall be required to include in the underwriting only that number of Registration Shares that the managing underwriter believes may be sold without causing such adverse effect; provided that no persons or entities other than MRI and persons or entities holding registration rights shall be permitted to include securities in the offering. If the number of Registration Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares that Sellers has requested to be included, then Sellers and other holders of shares of MRI Common Stock entitled to include shares of MRI Common Stock in such registration shall participate in the underwriting pro rata based upon their total ownership of shares of MRI Common Stock (giving effect to the conversion into MRI Common Stock of all securities convertible thereinto). If any holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of shares of MRI Common Stock. The Company shall also use its best efforts to keep any such registration statement, and the accompanying prospectus, effective and current under the Securities Act at its expense for a period ending on the date on which Sellers has completed its disposition of such shares pursuant to the registration statement.

               (c) In connection with any registration of any Registration Shares pursuant to this Section 1.8:

(i) Sellers will cooperate in furnishing promptly to MRI in writing any information reasonably requested by MRI in connection with the preparation, filing and processing of such registration statement;

(ii) MRI shall use reasonably diligent efforts to have any Registration Shares qualified for listing on The Nasdaq Stock
Market;

(iii) MRI will prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current for the period required herein and use reasonably diligent efforts to comply with the provisions of the Securities Act and the rules and regulations of the SEC with respect to the sale or disposition of shares covered by such registration statement;

(iv) MRI will furnish to Sellers such number of prospectuses or other documents incident to such registration as may from time to time be reasonably requested, and cause its shares to be qualified under the blue-sky laws of those states reasonably requested by the Sellers (provided that MRI will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(v) MRI shall notify Sellers, at any time when a prospectus relating to any Registration Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of material fact or omits any fact necessary to make the statements therein not misleading and MRI shall take such steps at it shall deem necessary to correct such prospectus;

(vi) MRI shall use reasonably diligent efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, suspending or preventing the use of any related prospectus or suspending the qualification in any jurisdiction in which the sale of any Registration Shares has been qualified;

(vii) Except as set forth in subsection (viii) below, MRI shall bear all costs and expenses incident to any registration pursuant to this Section 1.8; and

(viii) Sellers shall pay any and all brokerage fees and transfer taxes incident to the sale of any share of MRI Common Stock sold by Sellers pursuant to any registration effected pursuant to this
Section 1.8, and shall pay the fees and expenses of any special attorneys or accountants retained by it.

(ix) MRI represents and warrants that the MRI Common Stock is registered under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and for so long as MRI is subject to the reporting requirements of the Exchange Act, MRI shall use its best efforts to take all actions necessary to enable Sellers to sell any Registration Shares received by them hereunder without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, including filing, on a timely basis, all reports required to be so filed.

(x) In the event that Sellers wish to sell publicly in a block transaction any Registration Shares through a broker, MRI will assist Sellers with such sale.

               (d) In the event that any Capstone Shares are not registered within four months from the date of their issuance (the "Registration Termination Date"), Buyer shall, at Sellers' option, buy back from Sellers the number of Capstone Shares so designated in writing by Sellers for an amount equal to such number of Capstone Shares times the Market Value of the MRI Common Stock as of the trading day immediately preceding the Registration Termination Date, and such amount shall be payable in cash by wire transfer as instructed by Capstone by the close of business on the day after receipt of the exercise by Seller of such election. Sellers shall exercise such election by notifying Buyer in writing of their election by the close of business on the business day following the Registration Termination Date, with time of the essence.


                         ARTICLE 2

               REPRESENTATIONS AND WARRANTIES
               OF SELLERS AND MAJORITY STOCKHOLDERS


          As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Sellers and Majority Stockholders represent and warrant to Buyer and agree as follows:

          2.1 Organization and Qualification. Capstone is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and is duly qualified as a foreign corporation in the states listed on Schedule
2.1 hereto. Each Affiliate is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in the states listed on Schedule 2.1 hereto. The Stockholders are the owners of the number of outstanding shares of common stock of Capstone listed on Schedule 2.1 hereto. There are no holders of any shares of capital stock of Capstone other than the Stockholders. There are no holders of any shares of capital stock of each Affiliate other than Domesek. Sellers have all requisite corporate power and authority to own or lease their properties and assets and to conduct their business as presently conducted. Set forth on Schedule 2.1 hereof is a list of all stockholders of Sellers and their percentage of ownership interest therein and no other person or entity has an equity interest in Sellers or any right with respect to an equity interest in Sellers.

          2.2  Authority to Effect Transactions.  (a) Sellers and
Stockholders have all requisite power and authority to execute, deliver and perform this Agreement and all of Sellers' Closing
Documents. All necessary corporate action (including, without limitation, action by Stockholders) on the part of Sellers has been duly taken to authorize the execution, delivery and performance by Sellers of this Agreement and all of Sellers' Closing Documents.
This Agreement has been duly authorized, executed and delivered by Sellers, has been duly executed and delivered by Stockholders, and is the legal, valid and binding obligation of Sellers and Stockholders, enforceable against Sellers and Stockholders in accordance with its terms. Each of Sellers' Closing Documents has been duly authorized by Sellers and, upon execution and delivery by Sellers, as contemplated hereby, will be the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms.

          (b) Except as set forth in Schedule 2.2(B) hereto, neither the execution, delivery or performance of this Agreement or any of Sellers' Closing Documents nor the consummation of the transactions contemplated hereby or thereby (v) conflicts with or will conflict with, or (with or without the giving of notice or the passage of time or both) results or will result in a breach of the terms, conditions or provisions of, (w) constitutes or will constitute a default under, (x) results or will result in the creation of any Lien except for Permitted Liens (as defined in Section 2.5(b) hereof) upon the Purchased Assets pursuant to, (y) constitutes or will constitute an event creating rights of acceleration, termination or cancellation, or loss of rights under, or (z) results or will result in a violation of, (A) Sellers' organizational documents and agreements, each as amended to date,
(B) any law, statute, rule, regulation, order, award, judgment or decree to which Sellers, any Stockholder or any of the Purchased Assets is subject or (C) any contract, agreement, instrument, lease or License to which Sellers or any Stockholder is a party or by which it is bound.

          2.3 Financial Statements. Set forth in Schedule 2.3 are the unaudited balance sheets of Sellers and of each Center as of December 31, 1996 and of the Langhorne Center as of April 7, 1997;
and the unaudited statement of revenue and expenses of Sellers and each Center for the year ended December 31, 1996. Each such balance sheet presents fairly the financial condition, assets, liabilities and stockholder's equity of Sellers and each Center as of its date; each such statement of revenue and expenses presents fairly the results of operations of Sellers and each Center for the period indicated and the information purported to be shown therein.
The financial statements referred to in this Section 2.3 are correct and complete in all material respects, and are in accordance with the books and records of Sellers and each Center.
Except as set forth in Schedule 2.3 hereto, Sellers and each Center are not subject to any liability (including, without limitation, unasserted material claims whether known or unknown and liabilities for federal, state or local income tax), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of the amount shown or reserved for on the balance sheets, other than liabilities of the same nature as those set forth on the balance sheets and reasonably incurred after the Balance Sheet Date
(as defined below) in amount and in the ordinary course of business consistent with past practice and are not material in amount.
          2.4 Absence of Certain Developments. Except as contem-plated by this Agreement or as otherwise set forth on Schedule 2.4 hereto, since December 31, 1996 (the "Balance Sheet Date"), the
Business has been conducted in all respects only in the ordinary course of business of each Center consistent with past practice.
Except as set forth on Schedule 2.4 hereto, since the Balance Sheet
Date, there has been (a) no material adverse change in the Purchased Assets or in the business, liabilities, operations, profits, condition (financial or otherwise) of the Centers, and (b) no damage, destruction, loss or claim or condemnation or other taking materially adversely affecting any Purchased Asset.

          2.5  Tangible Personal Property; Title and Liens.
(a) Set forth on Schedule 2.5(A) hereto is a list of all of the tangible personal property included in the Purchased Assets.

          (b) Sellers have good title to all of the Purchased Assets, free and clear of all mortgages, liens, security interests, easements, encumbrances, equities, claims and obligations to other Persons (as such term and all other defined terms used herein and not otherwise defined are defined in Section 10.15) of every kind and character (any of the foregoing, a "Lien"), other than as set forth on Schedule 2.5(B)(1) hereto. Upon delivery to Buyer on the Closing Date of the instruments of assignment and transfer contemplated by this Agreement, Sellers will thereby transfer to and vest in Buyer good and marketable title to the Purchased Assets, free and clear of all Liens other than Liens, if any, created by Buyer and Liens set forth on Schedule 2.5(B)(1) (collectively, "Permitted Liens"). Except as set forth on Schedule
1.1 hereto, the Purchased Assets constitute all assets and properties presently used in the operation of the Business as it is currently being operated.

          (c) Except as set forth in Schedule 2.5(C) hereto, no real property owned by Sellers is used in the conduct of the Business.

          2.6 Licenses and Authorizations; Compliance with Laws. Sellers own, hold or possess all material foreign, federal, state or local governmental licenses, franchises, permits, privileges, approvals and other authorizations and licenses which are necessary to entitle it to own or lease the Purchased Assets and to operate and use the Purchased Assets to conduct and carry on the Business as presently conducted at each Center (the "Licenses"). Set forth on Schedule 2.6 hereto is a list and brief description of each of the Licenses. To the best of Sellers' and Stockholders' knowledge, each of the Licenses is valid and in full force and effect and, except as disclosed in Schedule 2.6, may be assigned and transferred to Buyer in accordance with this Agreement and will continue in full force and effect thereafter, without default or forfeiture of any rights thereunder. Sellers are unaware of any notice of cancellation, default or breach of or any dispute concerning any of the Licenses owned, possessed or held by Sellers or of any event or condition or state of facts described in the next following sentence has been received by Sellers with respect to any of such Licenses. To the knowledge of Sellers, there is not now pending or threatened, any action to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any of the Licenses. The Purchased Assets and their uses comply with, and Sellers with respect to the Purchased Assets and the operation of the Business and each Center is in compliance with, all applicable laws, regulations, rules, or ordinances of, and all applicable judgments, writs, decrees, injunctions and orders of, any foreign, federal, state, local or other governments or court or governmental departments, commissions, bureaus, agencies or instrumentalities where any such non-compliance would have a material adverse effect on the business operations of each such Center.

          2.7 Contracts and Other Instruments. (a) Schedule 2.7(A) hereto sets forth a list of all contracts, agreements, instruments and leases to which Sellers or any Stockholder is a party or by which it is bound, relating to the Business or the Purchased Assets or to which any of the Purchased Assets is subject which require the payment by or to any Seller or any Stockholder in excess of $10,000 per annum (collectively, together with any contracts, agreements, instruments and leases entered into by Sellers with respect to the Business or the Purchased Assets between the date hereof and the Closing Date consistent with the terms of this Agreement, being herein called the "Contracts"). Sellers have provided Buyer with a true and complete copy of each Contract.

          (b) Each of the Contracts constitutes the valid and binding obligation of Sellers and, to the best of Sellers' and the Stockholders' knowledge, the other party thereto, and is in full force and effect. Sellers have performed and fulfilled all of its obligations under each of such Contracts required to be performed as of the date hereof, is not in default or breach thereunder, and, to the knowledge of Sellers and the Stockholders, no other party is in default or breach thereunder.

          2.8 Employees. Schedule 2.8A hereto contains (i) a list of the names and relationships with Sellers of all employees of Sellers at each Center as of March 31, 1997, (ii) a description of all agreements (oral or written) with such employees, (iii) the dates on which such employees commenced working for Sellers, (iv) any increase in such employee's compensation since January 1, 1997, and (v) the compensation of such employees. Except as set forth on
Schedule 2.8B hereto, Sellers are not a party to any collective bargaining agreement, employment agreement, retirement plans (whether qualified or non-qualified), deferred compensation or severance (except to the extent that accrued vacation and accrued sick days may be deemed to be severance under applicable law) agreement, consulting or advisory agreement, confidentiality agreement or covenant not to compete (except as set forth in this Agreement) relating to the employees or otherwise relating to the Business.

          2.9 Litigation. Sellers are not, with respect to the Business, the Centers or the Purchased Assets, subject to any judgments, writs, decrees, injunctions or orders of any foreign, federal, state or local government or court or governmental department, commission, bureau, agency or instrumentality. Except as set forth on Schedule 2.9 hereto, to the best of Sellers' knowledge, there is no suit, action, administrative proceeding, arbitration or other proceeding or governmental investigation, including any medical board or similar professional body proceeding, involving Sellers, the Stockholders or the Centers (including any medical professionals practicing at the Centers, whether or not the proceeding involves activities performed at the Centers) pending or threatened against Sellers or the Stockholders or otherwise with respect to the Business, the Centers or the Purchased Assets (including, without limitation, any claim for malpractice), and to the best of Seller's knowledge, there are no suits, actions, administrative proceedings, arbitrations or other proceedings or investigations pending in which Sellers or any Stockholder is the plaintiff or claimant relating to the Purchased Assets, the Business or the Centers. To the best of Sellers' and Stockholders' knowledge there is no suit, action, administrative proceeding, arbitration or governmental investigation involving Sellers, the Stockholders, or the Centers pending or threatened, which questions the legality, validity or propriety of the transactions contemplated by this Agreement.

          2.10 Machinery, Equipment and Supplies. Except as set forth on Schedule 2.10 hereof, all machinery, equipment and supplies of Sellers included in the Purchased Assets are in usable condition, ordinary wear and tear excepted. Notwithstanding the foregoing, Buyer agrees and acknowledges that it is purchasing the Purchased Assets as is, where is, and that Sellers have not and shall not be deemed to have made or given, and Buyer expressly disclaims any representation, warranty or covenant, express or implied, as to the value, quality, durability, compliance with specifications, conditions, designs, operations, merchantability, or fitness for use, or suitability of the Purchased Assets for any particular purpose.

          2.11 Insurance. Schedule 2.11 hereto sets forth a list of all policies of insurance in force with respect to the Purchased Assets, each Center and the Business. Sellers have received no notices of any pending or threatened terminations with respect to such policies and to the best of Seller's knowledge, Sellers are in compliance with all conditions contained therein. All such policies are valid and enforceable and in full force and effect and are sufficient for all applicable requirements of law. All such policies will remain in full force and effect through the Closing Date.

          2.12 Environmental Matters. No Seller has been identified in any litigation, administrative proceeding or investigation as a responsible party for any liability under any federal, state or local law, rule, regulation, administrative order, or decree relating to pollution or protection of the environment ("Environmental Law") nor to any Seller's knowledge is it in violation of any Environmental Law, nor to any Seller's knowledge is any property leased by any Seller the site of any containments, hazardous substances, regulated substances, or hazardous wastes, other than medical waste, which may be the subject or liability pursuant to any Environmental Law.

          2.13 Accounts Receivable. Sellers have good title, free and clear of all Liens except Permitted Liens, to the receivables reflected on its balance sheets (the "Accounts Receivable"). The Accounts Receivable have arisen from bona fide transactions entered into in the ordinary course of business, are collectible at their historical collection ratio or historical valuation method and are not in dispute or subject to defense, counterclaim or set-off.

          2.14 Brokers. Neither Sellers, Stockholders nor any Affiliate of Sellers or the Stockholders have incurred any liability or obligation to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

          2.15 Disclosure. All representations and warranties made by Sellers or Stockholders to Buyer, whether or not in writing, are and when made were true, accurate and complete.

          2.16 Investment Intent. Sellers and Stockholders are acquiring the Closing Shares which are issuable under this Agreement for investment for their own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof and understands that the Closing Shares are being offered under an exemption in Section 4(2) of the Securities Act upon reliance on such representation. Sellers and Majority Stockholders are "accredited investors" as such term is defined in Rule 501(a) under the Securities Act. Sellers and Stockholders understand that the Closing Shares representing the MRI Common Stock which are issuable hereunder, have not been, and will not as of the Closing Date be, registered under the Securities Act. The Sellers and Stockholders acknowledge that the Closing Shares which are issuable hereunder must be held indefinitely until subsequently registered under the Securities Act as provided for herein or any such shares are bought back pursuant to the terms of this Agreement or unless an exemption from such registration is available. Sellers and Stockholders are aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares subject to the satisfaction of the requirements set forth therein.

          2.17 Taxes. (a) To the best of Sellers' knowledge, Sellers have timely filed or will timely file all returns and reports required to be filed by it with any taxing authority with respect to Taxes (as hereinafter defined) (as for any period ending on or before the Closing Date), taking into account any extension of time to file granted to or obtained on behalf of Sellers, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Closing Date have been paid or will be paid when due, (c) as of the date hereof, no deficiency for any material amount of tax has been asserted or assessed by a taxing authority against Sellers, (d) all liability for Taxes of Sellers that are or will become due or payable with respect to periods covered by the financial statements referred to in Section 2.3 hereof have been paid or adequately reserved for on such financial statements, and
(e) to the best of Sellers' knowledge, no Tax return or reports of Sellers are under examination. As used herein, "Tax" or "Taxes" shall mean any and all taxes, charges, fees, or levies payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

          2.18 No Referrals by Interested Parties. From and after January 1, 1995 and through the Closing Date, there have been no referrals (as defined under the United States Federal Stock II self referral law) of Medicare or medicaid patients to the Sellers by physicians owning equity interests in the Sellers or any Center or having any financial relationship with the Sellers or any Center, except that ownership by one or more radiologists who provide professional services at any Center shall not be in violation of this Section 2.18 provided that such ownership is in conformance with the applicable exceptions to the United States Federal Stock II self referral law.

          2.19 Related Party Transactions. Schedule 2.19 hereto specifies all entities that have transacted business with (a) the Sellers or with respect to any Center or (b) patients of Sellers or any Center, that are "related" through common ownership or control to Sellers or any Center under the Medicare definition of such term, or the definition of such term under the Medicaid program of any State. For each such entity, Schedule 2.19 also states the nature of the transaction and the nature of the relationship, including, but not limited to, the percentage of common ownership or relationship that creates control. Attached to Schedule 2.19 are all contracts or written agreements between such entities and the Sellers or any Center.

          2.20 Capitalization; Affiliates. (a) Schedule 2.20(A) hereto sets forth the following information with respect to Capstone and each Affiliate: (i) a description of its issued and outstanding capital stock (and the holders of any such issued and outstanding capital stock); and (ii) listed by Center, with respect to each Center which is owned by a Limited Partnership Affiliate
(a) a description of, including a listing of the name and limited partnership interests held by each limited partner, the number of units of limited partnership interests (and what percentage of all partnership interests of such Limited Partnership Affiliate such number of units of limited partnership interests constitute) and the number of general partnership interests and (b) the percentage of its entire partnership interest therein (broken down into total percentage interest, general partnership percentage interest and limited partnership percentage interest). Except as set forth on
Schedule 2.20(A), all issued and outstanding partnership interests listed on Schedule 2.20(A) are validly issued. Capstone and each Affiliate beneficially own the partnership interests in the amounts listed on Schedule 2.20(A) free and clear of all liens, security interests and encumbrances and upon delivery of the applicable appropriate instruments of transfer, Buyer will receive good title to the partnership interests listed on Schedule 2.20(A), free and clear of all security interests, liens and encumbrances.

          (b) Schedule 2.20(B) hereto sets forth the following information with respect to Dayton L.L.C.: (i) a description of its issued and outstanding membership interests (and the holders of any such issued and outstanding membership interests). Except as set forth on Schedule 2.20(B), (x) all of the issued and outstanding membership interests listed on Schedule 2.20(B) are duly and validly authorized and issued, fully paid and nonassessable. Capstone owns the membership interests in the denominations listed on Schedule 2.20(B) free and clear of all liens, security interests and encumbrances and upon delivery of the applicable instruments of transfer duly endorsed for transfer, Buyer will receive good title to the membership interests listed on Schedule 2.20(B), free and clear of all security interests, liens and encumbrances.

                         ARTICLE 3

          REPRESENTATIONS AND WARRANTIES OF BUYER AND MRI

          As an inducement to Sellers and the Stockholders to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer and MRI represent and warrant to Sellers and the Stockholders and agree as follows:

          3.1 Organization. Each of Buyer and MRI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as presently conducted. Buyer is a wholly-owned indirect subsidiary of MRI.

          3.2 Authority to Effect Transactions. (a) Each of Buyer and MRI has all requisite corporate power and authority to execute, deliver and perform this Agreement and Buyer's Closing Documents. All necessary corporate action on the part of Buyer and MRI has been duly taken to authorize the execution, delivery and performance of this Agreement and Buyer's Closing Documents. This Agreement has been duly authorized, executed and delivered by Buyer and MRI, and is the legal, valid and binding obligation of Buyer and MRI enforceable against Buyer and MRI in accordance with its terms. Buyer's Closing Documents have been duly authorized by Buyer and, upon execution and delivery by Buyer as contemplated hereby, will be the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

          (b) Except as set forth in Schedule 3.2 hereto, (i) no consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulating body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which Buyer is a party or by which it is bound, is required for the execution, delivery or performance by Buyer of this Agreement or any of Buyer's Closing Documents or in connection therewith or for consummation of the transactions contemplated hereby or thereby and (ii) neither the execution, delivery or performance by Buyer of this Agreement or any of Buyer's Closing Documents, nor the consummation of the transactions contemplated hereby or thereby (w) conflicts with or will conflict with or (with or without the giving of notice or the passage of time or both) results or will result in a breach of the terms, conditions or provisions of, (x) constitutes or will constitute a default under, (y) constitutes or will constitute an event creating rights of acceleration, termination or cancellation, or loss of rights under, or (z) results or will result in a violation of, (A) the certificate of incorporation or by-laws, each as amended to date, of Buyer, (B) any law, statute, rule, regula-tion, order, award, judgment or decree to which Buyer is subject, or (c) any contract, agreement, instrument, lease or license to which Buyer is a party or by which it is bound.

          3.3 Litigation. Except as set forth on Schedule 3.3 hereto, there is no suit, action, administrative proceeding, arbitration or other proceeding or governmental investigation pending or, to the best knowledge of Buyer, threatened against Buyer, MRI or any MRI Group Entity, which questions the legality, validity or propriety of the transactions contemplated by this Agreement.

          3.4 Closing Shares. MRI covenants that all of the Closing Shares issuable hereunder to Sellers shall, when so issued, be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

          3.5 Brokers. Neither Buyer, MRI nor any Affiliate of Buyer or MRI have incurred any liability or obligation to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

          3.6 Removal of Guaranties. MRI and Buyer covenant to use their best efforts to have removed any guaranties of any Stockholder or Seller in place with respect to any of the Purchased Assets or any Assumed Liabilities listed on Schedule 1.4 hereto (the "Guaranties") and, or as otherwise listed on Schedule 3.6 hereto. For purposes of this Section 3.6, "best efforts" shall mean MRI offering to, on the same terms and conditions, guaranty such obligations in place of the current guarantor.

          3.7 Annual Report on Form 10-K. Buyer has delivered to Capstone MRI's Annual Report on Form 10-K for the year ended December 31, 1996 (the "10-K"). The 10-K did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                         ARTICLE 4

     CONDUCT OF BUSINESS AND TRANSACTIONS PRIOR TO CLOSING

          Between the date hereof and the Closing Date:

          4.1 Access. Sellers shall (a) afford to the officers, stockholders, employees, consultants, attorneys, agents, engineers, accountants and other representatives ("Agents") of Buyer and of any prospective lenders or to investors in Buyer or its Affiliates
(the "Buyer's Lenders and Investors"), during normal business hours, access to the properties, assets, books and records of Sellers relating exclusively or primarily to the Purchased Assets,
(b) permit them to make extracts from and copies of such books and records and (c) from time to time furnish to Buyer, Buyer's Agents or Buyer's Lenders and Investors such financial and operating data and other information concerning the results of operations of the

Centers and the Business as Buyer may reasonably request including all interim financial statements with respect to the Centers. No investigation by or on behalf of Buyer shall affect the representations and warranties of Sellers hereunder. Buyer shall use reasonable efforts to conduct its investigation of the Business in such manner as to prevent disruption of relations with the employees, patients, creditors and suppliers relating to the Business.

          4.2 Conduct of Business. Sellers and Buyer shall refrain from taking any action which would render any of their respective representations and warranties inaccurate as of the Closing Date, except for changes therein permitted by this Agreement or resulting from transactions carried out pursuant to this Agreement. Each party shall promptly notify the other of any action, suit, proceeding or investigation that may be threatened, brought, asserted or commenced of which it becomes aware that would have been listed, in the case of Sellers, on Schedule 2.9 hereto or, in the case of Buyer, on Schedule 3.3 hereof, if such action, suit, proceeding or investigation had arisen or were in existence on or prior to the date hereof. Sellers shall act diligently and reasonably, if consistent with the operation of the Business in the usual and ordinary manner, (a) to preserve the Purchased Assets intact, (b) to keep available, if so requested by Buyer, the services of the present personnel of the Centers and (c) to preserve the goodwill of suppliers and customers of the Center and others having business relations therewith. Except as otherwise contemplated by this Agreement or consented to in writing by Buyer, Sellers shall conduct the business and operations of each Center in all respects only in the ordinary course and substantially as presently operated. Notwithstanding the foregoing, except as otherwise contemplated by this Agreement or consented to in writing by Buyer, Sellers shall not, with respect to the Purchased Assets, sell, lease, transfer or otherwise dispose of (including transfers to any Affiliates of Sellers), or mortgage or pledge, or impose or suffer to be imposed any Lien on, any Purchased Assets. In addition, Sellers shall ensure that all liabilities and obligations to vendors, lenders and other creditors are maintained at the same levels as the listing provided as of December 31, 1996 as updated as of April 30, 1997, which listing is annexed hereto as Schedule 4.2, and are not past due (i.e., paid in full pursuant to the terms of the applicable invoice), and Sellers and Stockholders shall indemnify and hold Buyer harmless against all past due obligations of each Center as of the Closing incurred prior to Closing. Additionally, pending the Closing, and except as otherwise specifically contemplated by this Agreement, Sellers:

     (i) shall not declare, pay or set aside for payment any dividend or other distribution in respect to any of its securities or directly or indirectly redeem, purchase or otherwise acquire any shares of its securities if the result thereof is to reduce the amount of Included Cash;

     (ii) shall not enter into contracts or commitments involving, individually, in excess of $5,000 (or $25,000 in the aggregate);

     (iii) will not grant any increase in compensation to any officer, employee or agent or enter into or amend any stock option plan or any employment or consulting agreement if the result thereof is to reduce the amount of Included Cash;

     (iv) shall not dispose of or encumber any of its properties and assets;

     (v) shall not merge or consolidate with any other corporation, or acquire any stock, business, or substantially all of the property or assets of any other person, firm, association, corporation or other business organization; and

     (vi) shall not do any act or omit to do any act which with or without the giving of notice or the passage of time, or both, would result in a material breach of or default under any contract, commitment or obligation of the Sellers.

          4.3 Maintenance. Sellers shall act reasonably and in accordance with its prior practice with respect to the Business to preserve, maintain in good and usable condition and insure and repair the Purchased Assets and the Centers in the ordinary course.

          4.4 Consents and Approvals. Sellers shall act diligently and reasonably to secure the consents and approvals of any governmental agencies and authorities and any other Persons (and Buyer shall assist Sellers to obtain any such consents and approvals), as set forth on Schedule 2.2(B) annexed hereto, required to be obtained in order to assign or transfer to Buyer, any contract or License included within the Purchased Assets or to otherwise satisfy the conditions set forth in Sections 5.4 and 5.7 hereof, provided, that Sellers shall not make any agreement or understanding affecting the Purchased Assets, the Centers or the Business as a condition for obtaining any such consent or waiver except with the prior written consent of Buyer. Buyer shall act diligently and reasonably to cooperate with Sellers to obtain the consents or approvals contemplated by this Section 4.4.

          4.5 Renewal of Contracts. Sellers shall consult with Buyer fully with respect to the renewal of any Contracts that are scheduled to expire between the date hereof and the Termination Date and will not enter into any such renewals without the prior written consent of the Buyer.

          4.6 Stockholder Covenants. Insofar as the Stockholders control Sellers, any covenant contained herein requiring action on the part of Sellers shall require the Stockholders to cause Sellers to take such action.

          4.7 Financing Arrangement. Sellers shall provide Buyer with information concerning all oral and written financing arrangements to which Sellers are a party relating to the Purchased Assets. Sellers shall permit Buyer to renegotiate the terms and conditions of any such financing arrangement which Buyer determines, in its sole discretion, should be renegotiated.


                         ARTICLE 5

               CONDITIONS TO OBLIGATIONS OF BUYER

          The obligations of Buyer under this Agreement shall be subject, at the option of Buyer, to the fulfillment of each of the following conditions as of the Closing Date:

          5.1 Accuracy of Representations and Compliance With Conditions. All representations and warranties of Sellers and the Stockholders contained in this Agreement shall be true and accurate when made and, except (a) as a result of the taking of any action contemplated hereby or (b) insofar as any representation or warranty relates to any specified earlier date, shall be true and accurate as of the Closing Date, as though such representations and warranties were then made by Sellers and the Stockholders; and Sellers and the Stockholders shall have performed and complied with all of their covenants and agreements set forth in this Agreement to be performed or complied with at or before the Closing.

          5.2 No Changes; Destruction of Property. Between the date hereof and the Closing Date, there shall have been (a) no material adverse change in the Business or any of the Purchased Assets; (b) no federal, state or local legislative or regulatory change materially and adversely affecting the Business or the Purchased Assets; (c) no damage, destruction, loss or claim or condemnation or other taking materially and adversely affecting the Business or the Purchased Assets that has not been repaired or replaced; and (d) no lawsuit, proceeding or claim filed or asserted against Sellers that, if adversely determined, may have a material adverse effect on the Business or the Purchased Assets.

          5.3 Opinion of Counsel for Sellers. Buyer shall have received from counsel to Sellers and the Stockholders, an opinion dated the Closing Date in the form set forth in Exhibit B hereto.

          5.6 Necessary Government Approvals. The parties shall have received all governmental and regulatory approvals, actions and consents, if any, necessary to consummate the transactions contemplated hereby.

          5.7 Assumption of Leases and Assumed Contracts. The landlord of each Center shall have agreed to the assumption by Buyer of the lease for such Center (the "Leases") and the Assumed

Contracts shall be assigned to Buyer, in each case, on terms no less favorable to Buyer than the current terms thereof.

          5.8 Necessary Consents. The parties shall have received written consents, in form and substance reasonably satisfactory to Buyer, to the transactions contemplated hereby from all Persons whose consent is required therefor, as set forth on Schedule
2.2(B).

          5.7 Review of Proceedings. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or any other agreement to be executed and delivered by any of the parties hereunder or in connection herewith shall be subject to the reasonable approval of Buyer's counsel, and Sellers shall have furnished to such counsel such documents as such counsel may have reasonably requested for the purpose of enabling such counsel to pass upon legal matters incidental thereto.

          5.8 Threatened or Pending Proceedings. No proceedings shall have been initiated or threatened by any governmental department, commission, bureau, board, agency or instrumentality seeking to enjoin or otherwise restrain the consummation of the transactions contemplated hereby.

          5.9 Authorization to Endorse Certain Checks. Buyer shall have received a duly executed letter from Sellers in the form of Exhibit C annexed hereto, dated the Closing Date, authorizing
Buyer to endorse certain checks made payable to Sellers.

          5.10 Deliveries Complete. All documents required to have been delivered by Sellers to Buyer, including each of the certificates, instruments and documents listed on Schedule 5.10 hereto, and all actions required under this Agreement to have been taken by Sellers, at or prior to the Closing shall have been delivered or taken.

          5.11 Accounts Payable. All trade and lender accounts payable relating to the Business shall, as of the Closing Date, be current in accordance with Section 4.2.

          5.12 Closing Certificate. On the Closing Date, Sellers and each Stockholder shall deliver to Buyer a certificate signed by the President of Sellers or such Stockholder to the effect that:
(a) all representations and warranties of Sellers and Stockholders contained in this Agreement are true and correct as if made on and as of such date, except (i) as a result of the taking of any action contemplated hereby, (ii) insofar as any such representation or warranty relates to a specified earlier date; (b) Sellers have, in all material respects, performed and complied with all of its covenants and agreements set forth in this Agreement to be performed or complied with at or before the Closing; and (c) each of the other conditions precedent to Buyer's obligations to close under this Agreement has, in all material respects, been fulfilled.

          5.13 Employees. Subject to Buyer's normal recruiting standards, anticipated needs and wage scale and fringe benefit program, Buyer shall consider each of Sellers' employees employed at the Center (the "Employees") for possible employment by Buyer at the Center from and after the Closing Date, it being agreed, however, that Buyer shall have no obligation to employ any such person. At least five business days prior to the Closing Date, Buyer shall deliver to Sellers a list of those Employees that Buyer wishes to so employ and Sellers shall use its best efforts to cause each such designated Employee to accept such employment. As to any Employees not entering into Buyer's employ on the Closing Date, Sellers shall be solely responsible for (i) properly notifying such Employees of their termination to the extent required, and (ii) making all severance and related payments, including but not limited to payments for accrued vacation and accrued sick days, if any.

          5.14 Radiology Agreement. Buyer and USRA will enter into a Radiology Agreement substantially in the form of Exhibit E hereto.

          5.15 Consulting Agreement. Buyer and Domesek will enter into a Consulting Agreement substantially in the form of Exhibit F hereto.

          5.16 Offers of Employment. (i) Buyer shall have offered (the "Baca Offer") an employment opportunity to Baca as follows:
(a) the responsibilities of Baca would include a dedicated effort with respect to MRI business development, acquisitions, and hospital delivery systems, in addition to supporting the transition of financial functions relating to the Centers to MRI's corporate headquarters located in Hackensack, New Jersey; (b) Baca will be entitled to compensation of $85,000 per year with the opportunity to make an additional $20,000 per year based upon an incentive plan as mutually agreed between Baca and MRI; and (c) Baca will be entitled to receive the benefits associated with the standard MRI benefit package.

               (ii) Buyer shall have offered (the "Fox Offer") an employment opportunity to Fox as follows: (a) the responsibilities of Fox would be commensurate with other regional operations managers of MRI; (b) Fox will be entitled to compensation of $75,000 per year with an opportunity to make up to an additional $20,000 per year based upon participation in the applicable MRI area manager bonus plan; and (c) Fox will be entitled to receive the benefits associated with the standard MRI benefit package.

                         ARTICLE 6

               CONDITIONS TO OBLIGATIONS OF SELLERS
                    AND THE STOCKHOLDERS

          The obligations of Sellers and the Stockholders under this Agreement shall be subject, at the option of Sellers, to the fulfillment of each of the following conditions as of the Closing
Date:

          6.1 Accuracy of Representations and Compliance With Conditions. All representations and warranties of Buyer and MRI contained in this Agreement shall be true and accurate when made and, except (a) as a result of the taking of any action contemplated hereby or (b) insofar as any representation or warranty relates to any specified earlier date, shall be true and accurate as of the Closing Date, as though such representations and warranties were then made by Buyer; and Buyer shall have performed and complied with all of its covenants and agreements set forth in this Agreement to be performed or complied with at or before the Closing.

          6.2 Orders. No proceedings shall have been initiated or threatened by any governmental department, commission, bureau, board, agency or instrumentality seeking to enjoin or otherwise restrain the consummation of the transactions contemplated hereby.

          6.3 Opinion of Counsel to Buyer. Sellers shall have received from Werbel & Carnelutti, counsel for Buyer and MRI, an opinion dated the Closing Date in the form set forth in Exhibit D hereto.

          6.4 Deliveries Complete. All documents required to have been delivered by Buyer and MRI to Sellers, including each of the certificates, instruments and documents listed on Schedule 6.5 hereto, and all actions required under this Agreement to have been taken by Buyer or MRI, at or prior to the Closing shall have been delivered or taken.

          6.5 Closing Certificate. On the Closing Date, Buyer shall deliver to Sellers a certificate signed by the President (or a Vice President) of Buyer to the effect that: (a) all representa-tions and warranties of Buyer contained in this Agreement are true and correct as if made on and as of such date, except (i) as a result of the taking of any action contemplated hereby, (ii) insofar as any such representation or warranty relates to a specified earlier date; (b) Buyer has, in all material respects, performed and complied with all of its covenants and agreements set forth in this Agreement to be performed or complied with at or before the Closing; and (c) each of the other conditions precedent to Sellers' obligations to close under this Agreement has, in all material respects, been fulfilled.

          6.6  Other Conditions.   Each of the USR Radiology
Agreement and Consulting Agreement have been entered into and each of the Baca Offer and Fox Offer have been made.

          6.7 Necessary Government Approvals. The parties shall have received all governmental and regulatory approvals, actions and consents, if any, necessary to consummate the transactions contemplated hereby.

          6.8 Assumption of Lease and Assumed Contracts. The landlord of each Center shall have agreed to the assumption by Buyer of the Leases. The Assumed Contracts shall be assigned to Buyer on terms satisfactory to Buyer or, at the sole option of MRI, MRI shall indemnify Sellers and the Stockholders for any losses resulting to them therefrom.

          6.9 Necessary Consents. The parties shall have received written consents, in form and substance reasonably satisfactory to Buyer, to the transactions contemplated hereby from all Persons whose consent is required therefor, as set forth on Schedule 2.2(B) or, at the sole option of MRI, MRI shall indemnify Sellers and the Stockholders for any losses resulting to them therefrom.

                         ARTICLE 7

               TRANSACTIONS SUBSEQUENT TO CLOSING

          7.1 Record Retention; Access. (a) Buyer shall retain the books and records of each Center and the Purchased Assets (except for tax records relating thereto, which shall be retained by Sellers and to which Buyer shall have access to such tax records on the same terms and conditions set forth in Section 7.1(b) hereof) transferred to it hereunder for a period of not less than seven (7) years; provided, however that Buyer shall have the right to dispose of or destroy any such books and records at any earlier time upon giving Sellers reasonable notice of such intent and the right to obtain from Buyer those books and records which it intends to dispose of or destroy. Sellers shall have the right, at the expense of Sellers, (i) of reasonable access to and examination of such records and books for a period of seven (7) years from and after the Closing Date upon reasonable notice to Buyer and during normal business hours and (ii) to make copies of such of the books, contracts and records included in the Purchased Assets as are in Buyer's possession which relate to any period prior to the Closing. With the approval of Buyer, which approval shall not be unreason-ably withheld or delayed, Sellers may remove from Buyer's possession the originals of such of the books and records included in the Purchased Assets as Sellers may require, for use in litigation, provided that Sellers shall indemnify Buyer against losses, expenses, or damages resulting from the loss, destruction or non-return of such books and records. At the end of such seven year period, Sellers may receive, and Buyer shall relinquish possession to Sellers of, such books and records.

          (b) Sellers shall retain the books and records of each Center not transferred to Buyer hereunder for a period of not less than seven (7) years; provided, however that Sellers shall have the right to dispose of or destroy any such books and records at any earlier time upon giving Buyer reasonable notice of such intent and the right to obtain from Sellers those books and records which it intends to dispose of or destroy. Buyer shall have the right at the expense of Buyer, (i) of reasonable access to and examination of such records and books for a period of seven (7) years from and after the Closing Date upon reasonable notice to Sellers and during normal business hours, and (ii) to make copies of such books, contracts and records as are in Sellers' possession. With the approval of Sellers, which approval shall not be unreasonably withheld, Buyer may remove from Sellers' possession the originals of such books and records as Buyer may require, for use in litigation, provided that Buyer shall indemnify Sellers against any losses, expenses or damages resulting from the loss, destruction or non-return of the same. At the end of such seven year period, Buyer may receive, and Sellers shall relinquish possession to Buyer of, such books and records.


                         ARTICLE 8

               CONFIDENTIALITY AND NON-COMPETE

          8.1 Confidentiality. (a) Prior to and after the Closing, no party to this Agreement (including MRI) shall directly or indirectly make or cause to be made any public announcement or disclosure, or issue any notice with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however that Buyer and/or MRI may make any disclosure which, in the opinion of counsel to Buyer and MRI, is required under federal securities laws with prior notice to Capstone. In the event this Agreement terminates without the purchase and sale of the Purchased Assets having taken place, the parties and their respective Affiliates and Agents will (i) hold in confidence and refrain from using all non-public information received in connection with the transactions contemplated in this Agreement, and (ii) promptly return all such non-public information and any and all copies thereof to the party to which such informa-tion relates. Sellers and the Stockholders acknowledge that the common stock of Buyer's parent, MRI, is publicly traded and agree to refrain from using non-public information regarding this transaction in connection with the purchase or sale of such securities.

          (b) During the period commencing on the date hereof and ending five years from the date hereof, neither the Stockholders, Sellers nor any Affiliate of Sellers or Stockholders, shall disclose intentionally to anyone, or use or otherwise exploit for the Stockholders', Sellers' or any Affiliate's of Sellers or Stockholders benefit, or for the benefit of anyone other than Buyer or MRI Group Entities, (i) any confidential information of Buyer or MRI Group Entities relating to the Business or the Centers, including, without limitation, any trade secrets, customer lists, details of client or consultant contracts, marketing plans, product or service development plans, business acquisition plans of the Buyer or MRI Group Entities related to the Business, or (ii) any portion or phase of any technical information, ideas, "know-how", discoveries, product designs, computer programs (including source or object codes), processes, procedures, formulae or improvements relating to the Centers that is valuable, and whether or not in written or tangible form, and including all memoranda, notes, plans, reports, records, documents and other evidence thereof (all such information, documents and materials being hereinafter called "Confidential Information"). Buyer and MRI agree to comply with the same confidentiality provisions with respect to Sellers in the event this Agreement is terminated prior to Closing.

          (c)  The foregoing notwithstanding, the term
"Confidential Information" does not include, and there shall be no obligation hereunder with respect to, (i) information that becomes generally available to the public, other than as a result of a disclosure by Stockholders, Sellers or any Affiliate of Sellers or Stockholders or any agent or other representative thereof, and (ii) business and technical methods applicable to diagnostic imaging businesses generally. Neither the Stockholders, Sellers nor any Affiliate of Sellers shall have any obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is required by law, and the Stockholders, Sellers or any Affiliate of Sellers or Stockholders concerned shall provide Buyer with prompt notice of such requirement, prior to making any disclosure, so that the Buyer may seek an appropriate protective or restrictive order.

          (d) At the request of Buyer, Stockholders and Sellers agree to deliver to Buyer, at any time during the term of this Agreement, all Confidential Information which any of them may possess or control.

          8.2 Non-Competition/Noninterference. During the period commencing on the date hereof and ending five (5) years from the date hereof, none of the Majority Stockholders, Sellers nor any Affiliate of Sellers or the Majority Stockholders shall, directly or indirectly:

          (a) anywhere within a fifteen (15) mile radius from any diagnostic imaging center then owned or operated by MRI or any Affiliate thereof own, manage, operate, advise (whether or not for compensation), control, or invest or acquire an interest in any business, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, director, officer, Key Employee, joint venturer, lender, advisor, consultant, investor or other participant, any business which offers diagnostic imaging services
(a "Competitive Business") provided, however that USRA shall be entitled to perform radiology reading services for those hospitals and primary care physicians it currently performs such services for and listed on Schedule 8.2 or to provide services for any business which provides diagnostic imaging services solely as an incidental part of its business (such as a primary care physician practice) or, subject to the terms of the Radiology Agreement, to be employed as a radiologist or other clinical position in a hospital or health system, and provided, further, however, that the restrictive covenants set forth in this Section 8.2 shall not apply to any Majority Stockholder with respect to any hospital, health system, MSO, PPO (or other similar entity) so long as the Majority
Stockholder is not directly involved in any aspect of the diagnostic imaging services (e.g., Department of Radiology) provided by such entity or with respect to any business which provides diagnostic imaging services solely as an incidental part of its business (e.g., a primary care physician practice or cardiology practice), and in either case, for which USRA or such Majority Stockholder receives prior written consent from Buyers or MRI, which consent shall not be unreasonably withheld;

          (b) solicit, induce or influence any customer, supplier, or any other person or entity which has a business relationship with Buyer or any MRI Group Entity to discontinue or reduce the extent of such relationship with Buyer or any MRI Group Entity; or

          (c) (i) recruit, solicit, or otherwise induce or influence any employee of Buyer or any MRI Group Entity to discontinue such employment with Buyer or any MRI Group Entity or any radiologist who, at the time has a business relationship with Buyer or any MRI Group Entity, from discontinuing such relationship with Buyer or an MRI Group Entity, or (ii) employ or seek to employ, or cause any Competitive Business or permit any Competitive Business to employ or seek to employ any person who is then (or was at any time within six months prior to the date either Stockholders, Sellers, or Stockholders' Affiliate or the Competitive Business employs or seeks to employ such person) employed by Buyer or any MRI Group Entity.

          (d) Notwithstanding the foregoing, the provisions of this Section 8.2 will not be deemed breached merely because either Stockholders or Sellers beneficially own, in the aggregate, not more than 5% of the outstanding common stock of a corporation, if, at the time of its acquisition by either Sellers or Stockholders, such stock is listed on a national securities exchange, is reported on Nasdaq, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

          (e) Sellers and Stockholders acknowledge and agree that in the event of any breach or likely breach of any of the covenants of Article 8 herein, the Buyer and any relevant Affiliate would incur damages in an amount difficult to ascertain and/or be irreparably harmed and could not be made whole solely by monetary damages. It is accordingly agreed that such persons, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to injunctive relief in respect of such breach or likely breach as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of Article 8 herein and without the proof of actual damages. It is intended that full third party rights are granted under this provision.

          (f) Sellers and Stockholders acknowledge and agree that the covenants and other provisions set forth in Article 8 herein are reasonable, including with respect to duration and subject matter, and that they are receiving valuable and adequate consideration for such covenants under this Agreement. The parties acknowledge that it is their intention that all such covenants and provisions be enforceable to the fullest extent possible under applicable law. If any of the provisions set forth in this Article 8 are found to be unenforceable in any instance, such finding or invalidity shall not effect the enforceability of any remaining provision and such unenforceable provision to the specific extent that it is unenforceable, shall be interpreted to extend only over the maximum period of time and to the maximum extent as to the which it is enforceable, in order to effectuate the parties' intention, as represented hereby, to the greatest extent possible.


                         ARTICLE 9

                    INDEMNIFICATION

          9.1 Indemnity by Sellers and the Majority Stockholders. Subject to Section 10.5 hereof, each of Sellers and each Majority Stockholder, jointly and severally, agrees to indemnify and hold harmless Buyer and its successors and assigns and its and their respective officers, directors, controlling Persons (if any), employees, attorneys, agents, Affiliates, partners and stockhold-ers, in each case past, present, or as they may exist at any time after the date of this Agreement (including Buyer, the "Buyer Indemnities") against and in respect of any and all:

          (a) claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon (i) any breach of any representation, warranty, covenant or agreement of Sellers or the Stockholders contained in this Agreement or in any other agreement executed and delivered by Sellers or the Stockholders hereunder or in connection herewith (ii) any obligation or liability of any nature, accrued or contingent, not assumed by Buyer in accordance with Section 1.4 of this Agreement, including but not limited to any trade and lender payable obligations incurred prior to the Closing Date, (iii) the waiver by Buyer of compliance by Sellers with the provisions of applicable bulk sales laws, (iv) the application of appropriate health care laws as they pertain to the provision of services by the Center prior to the Closing Date and
(v) any action by any stockholder of the Sellers relating to the transaction contemplated hereby; and

          (b) claims, suits, actions and proceedings, including but not limited to professional liability claims, (formal and informal) of Persons not a party to this Agreement and related investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising from events occurring on or prior to the Closing Date relating to the Purchased Assets or the operation or conduct of the Business, all to the extent that MRI Indemnities have suffered Adverse Consequences (as defined in Section 10.15 hereof) by reason of any of the foregoing described in Section 9.1 (a) hereof and in this
Section 9.1 (b) in excess of a $25,000 aggregate deductible.

; provided, however, that the maximum amount to be paid pursuant to this Article 9 shall not exceed the total Purchase Price (including the Capstone Consideration) which Buyer pays pursuant to the terms hereof.

          9.2 Indemnity by Buyer and MRI. Subject to Section 10.5 hereof, Buyer and MRI, jointly and severally, agree to indemnify and hold harmless Sellers and the Stockholders and their successors and assigns and their respective partners, controlling Persons (if any), employees, attorneys, agents, Affiliates, partners and stockholders (including Sellers, the "Sellers Indemnities") against and in respect of any and all:

     (a) claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon (i) any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement, or in any other agreement executed and delivered by Buyer hereunder or in connection herewith, (ii) the liabilities assumed by Buyer pursuant to Section 1.4 of this Agreement and
(iii) the Guaranties; and

     (b) claims, suits, actions and proceedings (formal and informal) of Persons not a party to this Agreement and related investigations, judgments, deficiencies, damages, settlements, lia-bilities, losses, costs and legal and other expenses arising from events occurring after the Closing Date relating to the Purchased Assets or the operation or conduct of the Business except to the extent that same results from the breach of any representation or warranty of Sellers hereunder, all to the extent that Sellers Indemnitees have suffered adverse consequences by reason of any of the foregoing described in Section 9.2(a) hereof and this Section 9.2(b) in excess of a $25,000 aggregate deductible.

     9.3  Defense of Claims.  Any Buyer Indemnitee or Sellers
Indemnitee (the "Indemnified Party") seeking indemnification under this Agreement shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly upon learning of the existence of such claim. Upon receipt by the Indemnitor of a Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and, in such event, shall agree to pay and otherwise discharge with the Indemnitor's own assets all judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses related thereto; and the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. If the Indemnitor does not assume the defense thereof, the Indemnitor shall similarly cooperate with the Indemnified Party in such defense or prosecution. The Indemnified Party shall have the right to participate in the defense or prosecution of any lawsuit with respect to which the Indemnitor has assumed the defense and to employ its own counsel therein, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnitor shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action or (ii) such Indemnified Party shall have reasonably concluded that there exists a significant conflict of interest with respect to the conduct of such Indemnified Party's defense by the Indemnitor, in either of which events such fees and expenses shall be borne by the Indemnitor and the Indemnitor shall not have the right to direct the defense of any such action on behalf of the Indemnified Party. The Indemnitor shall have the right, in its sole discretion, to settle any claim solely for monetary damages for which indemnification has been sought and is available hereunder, provided that the Indemnitor shall not agree to the settlement of any claim which constitutes the subject of a Claim Notice which settlement in the reasonable opinion of the Indemnified Party would have an adverse continuing effect on the business of the Indemnified Party without the prior written consent of the Indemnified Party. The Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any suit, which settlement the Indemnitor may, if it shall have assumed the defense of the suit, reject in its reasonable judgment within 10 days of receipt of such notice. Notwithstanding the foregoing the

Indemnified Party shall have the right to pay or settle any suit for which indemnification has been sought and is available hereunder, provided that, if the defense of such claim shall have been assumed by the Indemnitor, the Indemnified Party shall automatically be deemed to have waived any right to indemnification hereunder.


                         ARTICLE 10

                         MISCELLANEOUS

     10.1 Bulk Sales Laws. Buyer waives compliance by Sellers with any applicable bulk sales law and Sellers hereby agrees to indemnify buyer from any liability thereunder.

     10.2 Payment of Sales, Use and Similar Taxes. Sellers shall be responsible for, and shall pay when due, all taxes (but excluding any income taxes), of any nature whatsoever, applicable to, or resulting from, the sale and purchase of the Purchased
Assets hereunder.

     10.3 Expenses. Each party hereto shall pay its own expenses incident to the negotiation, preparation and consummation of this Agreement and all other agreements, instruments and documents executed and delivered by it hereunder or in connection herewith, including all fees and expenses of its or their respective counsel and accountants, whether or not the transactions contemplated hereby or thereby are consummated.

     10.4 Further Actions. At any time and from time to time after the Closing, each party hereto agrees, at its own expense (except as otherwise provided herein), to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     10.5 Survival. The representations, warranties, covenants and agreements contained in or made pursuant to this Agreement shall survive the Closing for a period of two (2) years, except to the extent that they relate to a specified earlier date or that they relate to taxes or professional liability claims, which representations shall survive for the relevant statute of limitations.

     10.6 Entire Agreement; Modification. This Agreement (includ-ing the Schedules and Exhibits hereto) sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter and may be modified only by a written instrument duly executed by each party hereto.

     10.7 Notices. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given when telecopied followed by registered or certified mail, return receipt requested, or when hand delivered as follows:


          If to Sellers or Stockholders:

          CAPSTONE MANAGEMENT GROUP
          4622 Street Road
          Trevose, PA  19053

          Attention:  James M. Domesek, M.D.
          Telecopy No.:  (215) 396-1535

     with a copy to:

          Wade, Goldstein, Landau, Abruzzo,
             MacKarey & Davidson, P.C.
          Maschellmac Business Center
          1060 First Avenue,Suite 200
          King of Prussia, Pennsylvania  19406

          Attention:  Judith A. MacKarey, Esq.
          Telecopy No.:  (610) 265-7845


          If to Buyer:

          MRI CAPSTONE RESOURCES, INC.
          c/o Medical Resources, Inc.
          155 State Street
          Hackensack, New Jersey 07601

          Attention:  Mr. William D. Farrell
          Telecopy No.:  (201) 487-1194

     with a copy to:

          Werbel & Carnelutti
          711 Fifth Avenue
          New York, New York 10022

          Attention:  Stephen M. Davis, Esq.
          Telecopy No.:  (212) 832-3353

or at such other address as either such party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto. All references to days in this Agreement shall be deemed to refer to calendar days, unless otherwise specified.

     10.8 Waiver. Any waiver must be in writing, and any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     10.9 Binding Effect; Assignment. (a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, and any purported assignment without such consent shall be void.

     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     10.10 Separability. If any provision of this Agreement is invalid, illegal or unenforceable, such provision shall be ineffec-tive to the extent, but only to the extent of, such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless such a construction would be unreasonable.

     10.11 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction and interpretation of this Agreement.

     10.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.13 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Pennsylvania, without giving effect to conflict of laws.

     10.14 Incorporation by Reference. The Schedules and Exhibits attached hereto and the letters referred to herein as having been executed or delivered concurrently with the execution of this Agreement are an integral part of this Agreement and are incorpora-ted herein by reference.

     10.15 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" of a Person shall mean any other Person control-ling, controlled by or under common control with such Person.

     "Key Employee" shall mean any person who is employed in a management, executive, supervisory, marketing or sales capacity for another person.

     "Market Value" shall mean, with respect to any trading day, the average of the closing price per share of the MRI Common Stock on the five consecutive trading days ending on such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices of such MRI Common Stock, in either case on The Nasdaq Stock Market or the principal securities exchange on which the shares of MRI Common Stock are listed or admitted to trading.

     "MRI Group Entity" shall mean any entity in which the Buyer, MRI, any direct or indirect subsidiary of MRI, or any such other entity has a significant direct or indirect equity or financial interest at any time during the term of this Agreement.

     "Person" shall mean and include any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

     10.16 Disclosure Schedules. Sellers shall deliver their Schedules to the Buyer within five business days from the date of execution of this Agreement. Buyer may terminate this Agreement by written notice delivered to Sellers within three business days after receipt of Sellers' Schedules if, as a result of information disclosed in Sellers' Schedules, Buyer determines, in its sole discretion, that it is inadvisable to proceed with the transaction contemplated herein.

     10.17 Relation Back. It is expressly agreed that for the period commencing on May 1, 1997 and ending on the Closing Date,
(i) all revenues attributed to the operations of the Business, shall accrue for the benefit of Buyer and (ii) all expenses incurred in the operation of the Business shall be borne by Buyer, Buyer and Seller to make appropriate adjustment at or as soon after the Closing as practicable.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the date first written above.

STOCKHOLDERS                       CAPSTONE MANAGEMENT GROUP, INC.


---------------------------        -------------------------------
Name:  James M. Domesek, M.D.      By:
                                   Name:
                                  Title:


                                   ALBANY MRI MANAGEMENT, INC.


---------------------------        -------------------------------
Name:  Robert Baca                 By:
                                   Name:
                                  Title:


                                   BENSALEM MRI MANAGEMENT, INC.


---------------------------        -------------------------------
Name:  Lynne Fox                   By:
                                   Name:
                                  Title:


---------------------------
Name:  Robert Maskulyak

                                   SYRACUSE MRI MANAGEMENT, INC.


---------------------------        -------------------------------
Name:  Darryl Johnson              By:
                                   Name:
                                  Title:


---------------------------
Name:  John Wisdo

                                   MRI CAPSTONE RESOURCES, INC.


---------------------------        -------------------------------
Name:  Christine Rawski            By:
                                   Name:
                                  Title:

     IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the date first written above.

STOCKHOLDERS                       CAPSTONE MANAGEMENT GROUP, INC.

/s/ James M. Domesek, M.D.         By: /s/ James M. Domesek, M.D.
---------------------------        -------------------------------
Name:  James M. Domesek, M.D.      Name:  James M. Domesek, M.D.
                                  Title:  President


                                   ALBANY MRI MANAGEMENT, INC.

/s/ Robert Baca                    By: /s/ James M. Domesek, M.D.
---------------------------        -------------------------------
Name:  Robert Baca                 Name: James M. Domesek, M.D.
                                  Title: President



                                   BENSALEM MRI MANAGEMENT, INC.

/s/ Lynne Fox                      By: /s/ James M. Domesek, M.D.
---------------------------        -------------------------------
Name:  Lynne Fox                   Name:  James M. Domesek, M.D.
                                  Title:  President


/s/ Robert Maskulyak
---------------------------
Name:  Robert Maskulyak

                                   SYRACUSE MRI MANAGEMENT, INC.

/s/ Darryl Johnson                 By:  /s/ James M. Domesek, M.D.
---------------------------        -------------------------------
Name:  Darryl Johnson              Name: James M. Domesek, M.D.
                                  Title: President


/s/ John Wisdo
---------------------------
Name:  John Wisdo

                                   MRI CAPSTONE RESOURCES, INC.

/s/ Christine Rawski               By: /s/ William Farrell
---------------------------        -------------------------------
Name:  Christine Rawski            Name:  William Farrell
                                  Title:  President
98207

<ex.99(b)>


          Medical Resources, Inc. Closes the Acquisition of
          Ten Imaging Centers from Capstone Management, Inc.


          HACKENSACK, N.J., June 2/PRNewswire/ -- Medical Resources, Inc. (Nasdaq: MRII) announced today that it completed the acquisition of the assets of Capstone Management Group, Inc. which owns and operates ten diagnostic imaging centers, nine of which are located in the Northeast and one of which is located in Ohio. This acquisition increases the Company's total number of imaging centers to 76. Medical Resources purchased the Capstone centers for $10 million in cash and Medical Resources' common stock plus the assumption of certain indebtedness and additional contingent consideration based on the centers' performance. Capstone's annual revenues approximate $12 million. The Company expects the transaction to be immediately accretive to earnings per share.

          William D. Farrell, President and Chief Operating Officer of Medical Resources, stated, "Coupled with the recent ATI and Accessible MRI acquisitions, the Capstone transaction provides us with a dominant presence in Pennsylvania, New Jersey and Maryland and is an important step towards our goal of creating a national network of imaging centers. The Company will also benefit from the quality of the Capstone management team which is joining Medical Resources."

          Medical Resources specializes in the operation of acquisition of diagnostic imaging centers. The Company operates 76 imaging centers in the Northeast (51), Florida (15), the Midwest
(7) and California (3) and provides network management services to managed care organization in these regions. Also, through it subsidiary StarMed Staffing, the Company provides temporary healthcare staffing to acute and sub-acute care facilities nationwide.

          Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Company's actual results in future periods to differ materially from expected acquisition of existing imaging centers, management of growth, limitations and risks. Those and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

98207